Fourth quarter FY18 earnings presentation Bristow Group Inc. May 24, 2018 Exhibit 99.1

Forward-looking statements Statements contained in this presentation regarding the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding earnings and liquidity guidance and earnings growth, expected contract revenue, expected liquidity, capital deployment strategy, operational and capital performance, impact of new contracts, cost reduction initiatives, expected OEM cost recoveries, expected financings, capex deferral, market and industry conditions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Risks and uncertainties include, without limitation: fluctuations in the demand for our services; fluctuations in worldwide prices of and supply and demand for oil and natural gas; fluctuations in levels of oil and natural gas production, exploration and development activities; the impact of competition; actions by clients and suppliers; the risk of reductions in spending on helicopter services by governmental agencies; changes in tax and other laws and regulations; changes in foreign exchange rates and controls; risks associated with international operations; operating risks inherent in our business, including the possibility of declining safety performance; general economic conditions including the capital and credit markets; our ability to obtain financing; the risk of grounding of segments of our fleet for extended periods of time or indefinitely; our ability to re-deploy our aircraft to regions with greater demand; our ability to acquire additional aircraft and dispose of older aircraft through sales into the aftermarket; the possibility that we do not achieve the anticipated benefit of our fleet investment and Operational Excellence programs; availability of employees with the necessary skills; and political instability, war or acts of terrorism in any of the countries in which we operate. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2018. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Executive summary and safety review

Q4 FY18 operational safety review

- Target Zero safety improvement continues to be our primary focus
  - FY18 AAR of 0.00 with no class A or B accidents
  - We experienced fewer injuries during the year; but with fewer hours worked, the TRIR remained unchanged from last fiscal year at 0.33.
- Continuing to deliver on and improve a strong safety culture with reporting rates steadily rising
- In FY19, we will execute on a Target Zero improvement plan focusing on operational effectiveness and employee engagement



Air Accident Rate (AAR[1])
0.00
0.00
1.04
0.60
0.00
FY14
FY15
FY16
FY17
FY18



Total Recordable Injury Rate (TRIR[2])
0.26
0.23
0.37
0.33
0.33
FY14
FY15
FY16
FY17
FY18

1) AAR prior to FY16 includes commercial helicopter operations for Bristow Group and consolidated affiliates. AAR beginning in FY16 includes all Category A and B accidents for consolidated Bristow operations, including Airnorth, Bristow Academy and Eastern Airways. AAR is per 100,000 flight hours
2) TRIR beginning in FY15 includes consolidated commercial operations, corporate, Bristow Academy, Eastern Airways, and Airnorth employees. TRIR is per 200,000 man hours

Bristow HeliOffshore TARGET ZERO 4

FY18 STRIVE achievements provide a strong foundation for continued success in FY19

Cost efficiencies	• Achieved FY18 G&A of ~12%[1] of revenue, further streamlining overhead and accelerating responsiveness • $136M in OEM cost recovery agreements
Portfolio and fleet optimization	• Lease cost savings from the return of eight aircraft in FY18 with the ability to return 21 during FY19 • Over ~$190 million of capex deferrals out of FY18 – FY20 into FY20 and beyond and fleet rationalization with the FY18 sale of 11 aircraft (proceeds of ~$50M), and 11 aircraft currently held for sale
Revenue growth	• Hub structure led to successful year for contract wins, extensions and “short cycle” drilling campaign support in a challenging market • Well positioned to capture “short cycle” demand by utilizing existing aircraft
Improved financial flexibility	• Over $700M in new capital raised in FY18 for a total of ~$1.2 billion since December FY17 • $380M of liquidity (all cash) as of March 31, 2018; eliminated near-term refinancing risk and all bank financial maintenance covenants

Bristow

1) Excluding any extraordinary items

TARGET ZERO

5

FY19 begins with liquidity of $380 million due to successful financings in FY18 Total liquidity1 $ in millions At period end 370 360 357 Funded over ~$700M in new capital in FY18; repaid and terminated 2019 bank maturities First senior note debt maturity is not until FY23 Limited debt amortization of ~$50M per year over the next three years New $75M asset-backed revolving credit facility closed April 2018 which is not included in March 31, 2018 liquidity 380

Initiating FY19 guidance as of March 31, 2018 FY19 guidance assumes FX rates as of March 31, 2018 Operating revenue, adjusted EBITDA and rent for oil and gas includes corporate and other revenue and the impact of corporate overhead expenses Adjusted EBITDA for U.K. SAR and fixed wing (Eastern/Airnorth) excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP forward-looking information to GAAP. The most comparable GAAP measure to adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization Total aircraft rent and total non-aircraft rent are inclusive of respective component of rent expense for U.K. SAR, Eastern, Airnorth plus oil and gas 1 We are pursuing improvements in FY19 financial outlook through further opex efficiencies, lease cost savings, capex reduction, and other initiatives

Our FY19 STRIVE priorities are focused on creating a sustainable and profitable Bristow Macro and political trends are pushing oil prices higher with the benefits largely accruing to onshore operators. Offshore continues to show signs of stability (at low levels) with projected FID increases and more short cycle work for service companies Our strong liquidity and operational leverage positions us well to compete today, drive further efficiencies, and capture an upturn in the offshore market, when it emerges As we move into fiscal year 2019, we will continue to transform our business to create sustainability, defined as positive cash flow, reduced leverage and an ability to refinance FY23 maturities in absence of an offshore market recovery. FY19 priorities include: Safety improvement with a refresh of Target Zero Cost efficiencies building on the success of FY18 Revenue growth by being competitive in a short cycle market Improving financial returns on capital with improved aircraft utilization Continued innovation and greater cost efficiencies are required as we move from sustainability to profitability

Operational highlights

Q4 FY18 results Adjusted EBITDA1 $ in millions Operating revenue $ in millions Net loss Adjusted net loss 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items $ in millions $ in millions

Europe Caspian United Kingdom Norway Turkmenistan $ in millions $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Africa Nigeria Egypt $ in millions $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Americas United States Canada Brazil Trinidad $ in millions Guyana $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Líder Líder adjusted EBITDA1 1) Reconciliation of adjusted EBITDA and leverage provided in the appendix

Asia Pacific Russia Australia Malaysia $ in millions $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Appendix

Next generation aircraft Mature aircraft Organizational Chart and Fleet as of March 31, 2018 Bristow Europe Caspian 55% Africa 14% Americas 17% Asia Pacific 14% U.K. – 66 / 34 Norway – 31 / 0 Nigeria – 41 / 4 U.S. GoM – 54 / 0 Canada – 8 / 0 Australia – 24 / 14 Brazil – 0 / 0 Egypt – 0 / 0 Russia – 7 / 0 Trinidad – 8 / 0 Líder – 41 / 20 PAS – 41 / 7 Guyana – 3 / 0 Turkmenistan – 1 / 0 Business Unit (% of current period operating revenue) Corporate Region ( # of helicopters / # of fixed wing ) Joint Venture (# of helicopters / # of fixed wing)

1) The percentage of LACE leased is calculated by taking the total LACE for leased aircraft divided by the total LACE for all aircraft we operate, including both owned and leased aircraft. See 10-K Note 7 “Commitments and Contingencies” for more information provided on operating leases 1 Leased aircraft detail as of March 31, 2018

Focused on improving EBITDA through lease costs reductions with aircraft returns to lessors Of our original 11 leased H225s, four have been returned to lessors through May 2018 with another three expected to be returning during the remainder of FY19 and four in FY21 Rent expense was reduced by OEM cost recoveries of $16.6M in FY18. Additional (non-cash) reductions of $7.9M in FY19, $4.0M in FY20 and $2.0M are not reflected on the lease roll off chart below. Cumulative potential annual lease cost savings and O&G LACE aircraft returned

See 10-K Note 7 “Commitments and Contingencies” for more information provided on operating leases Consolidated fleet changes and aircraft sales *Includes write offs and lease returns and sale of Bristow Academy in November 2017

Operating revenue, LACE and LACE rate by region 4 $ in millions LACE rate is annualized $ in millions per LACE Excludes assets held for sale, Airnorth and Eastern Airways

Historical LACE count by region

Historical LACE rate by region $ in millions LACE rate calculated as YTD revenue annualized divided by period ending LACE count

Order and options book as of March 31, 2018 Orders that can be cancelled prior to delivery date

NOTE: The company derives market value from observable market data if available and may require utilization of estimates, applications of significant judgment and reliance upon valuation specialists’ and third party analysts’ reports. When using third party reports, the market value is as of the date of such report, primarily in April CY2018, and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices, and the balance of supply and demand. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset, the fleet, or the Company. The net asset FMV disclosed herein includes the Company’s current NBV for 16 owned H225s totaling ~$207 million. Excluding these aircraft, net asset FMV per share would decrease by $5.76 to $21.09. The pre-grounding value for the H225s totaled ~$340 million. Net asset FMV and book value per share

Net asset FMV reconciliation

Net asset FMV per share calculation	
(in millions)	March 31, 2018
(+) FMV of aircraft	1,526
(+) NBV of PPE without aircraft	436
(+) Working capital	472
(-) LT debt	(1,430)
(-) Pension liability	(37)
Net asset FMV	$967
# of common shares	36.0
Net asset FMV per share	**$26.85**

The net asset FMV disclosed herein includes the Company's current NBV of 16 owned H225s totaling ~$207 million. Excluding these aircraft, net asset FMV per share would decrease by $5.76 to $21.09. The pre-grounding value for the H225s totaled ~$340 million.

1) NBV of PPE without aircraft includes land and buildings, ground equipment, software, tooling, simulators, other misc. PPE

Bristow TARGET ZERO 26

Adjusted EBITDA margin trend by region Adjusted EBITDA excludes special items and asset dispositions and margin is calculated by taking adjusted EBITDA divided by operating revenue

Historical U.K. SAR performance GAP and U.K. SAR operating results are included within our Europe-Caspian region results. Adjusted EBITDA excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization. Includes only Stornoway, the last GAP SAR base which transitioned to U.K. SAR in July 2017

Historical fixed wing performance Fixed wing operating results are included within their respective regional results. Adjusted EBITDA excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to Adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Adjusted EBITDA reconciliation Adjusted EBITDA excludes special items and asset dispositions

Adjusted EBITDA regional reconciliation Adjusted EBITDA excludes special items and asset dispositions

Rent by region

GAAP reconciliation See information about special items in 10-K or earnings release for Q4 FY18 These amounts are presented after applying the appropriate tax effect to each item and dividing by the weighted average shares outstanding during the related period to calculate the earnings per share impact

Líder adjusted EBITDA and leverage Adjusted EBITDA excludes special items and asset dispositions

Debt repayments and amortization as of March 31, 2018 ($ in millions) Balance 3/31/18 FY19 FY20 FY21 FY22 FY23 FY24+ 8.75% Secured Senior Notes 350.0 - - - - 350.0 - 4.5% Convertible Senior Notes 143.8 - - - - - 143.8 6.25% Senior Unsecured Notes 401.5 - - - - 401.5 - Macquarie Debt 185.0 14.0 14.0 14.0 143.0 - - Lombard Debt 211.1 13.6 13.6 13.6 13.6 13.6 143.1 PK Air Debt 230.0 18.0 19.1 20.3 21.7 23.0 127.9 Eastern Airways Debt 14.5 14.5 - - - - - Airnorth Debt 13.8 2.7 2.9 2.4 2.5 2.6 0.7 Other Debt 4.0 - 1.7 2.0 0.3 - - Total $1,553.7 $62.8 $51.2 $52.4 $181.1 $790.8 $415.4 Debt repayments and amortization schedule

Adjusted EBITDA excludes gains and losses on dispositions of assets Debt does not include unamortized debt issuance cost Total leverage reconciliation

Bristow Group Inc. (NYSE: BRS) 2103 City West Blvd., 4th Floor Houston, Texas 77042 t 713.267.7600 f 713.267.7620 bristowgroup.com Contact us